  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1999.

                                                      REGISTRATION NO. 333-82759
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               ASHFORD.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                             ----------------------

              DELAWARE                                5944                               76-0565398
  (State or Other Jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)              Identification Number)

                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098
                                 (713) 369-1300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                             ----------------------

                              KENNETH E. KURTZMAN
                        3800 BUFFALO SPEEDWAY, SUITE 400
                              HOUSTON, TEXAS 77098
                                 (713) 369-1300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ----------------------

                                   Copies to:

                    BRIAN K. BEARD                                         ROBERT F. GRAY, JR.
                   ANTHONY M. ALLEN                                         MICHAEL D. HANSEN
               GUNDERSON DETTMER STOUGH                                FULBRIGHT & JAWORSKI L.L.P.
         VILLENEUVE FRANKLIN & HACHIGIAN, LLP                       1301 MCKINNEY STREET, SUITE 5100
       8911 CAPITAL OF TEXAS HIGHWAY, SUITE 4240                          HOUSTON, TEXAS 77010
                  AUSTIN, TEXAS 78759                                        (713) 651-5151
                    (512) 342-2300

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

                             ----------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Ashford.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee.

                                                                AMOUNT TO
                                                                 BE PAID
                                                                ---------
SEC Registration fee........................................    $   27,800
NASD fee....................................................        10,500
Nasdaq National Market initial listing fee..................        17,500
Printing and engraving......................................       185,000
Legal fees and expenses.....................................       350,000
Accounting fees and expenses................................       200,000
Directors and Officers Liability Insurance..................       250,000
Blue sky fees and expenses..................................        10,000
Transfer agent fees.........................................        10,000
Miscellaneous...............................................       139,200
                                                                ----------
          Total.............................................    $1,200,000
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article IX of Ashford.com's Amended and Restated Certificate of Incorporation, to be filed in connection with the offering, provides for indemnification of directors to the fullest extent permissible under Delaware law.

     Article VII of Ashford.com's Amended and Restated By-laws provides for the indemnification of officers, directors and third parties acting on behalf of Ashford.com if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of Ashford.com, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     Ashford.com has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Ashford.com's Amended and Restated By-laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Delaware law permits Ashford.com to purchase and maintain insurance on behalf of any director, officer, employee or agent of Ashford.com against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Ashford.com would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of Delaware law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since Ashford.com's inception on March 6, 1998, Ashford.com has sold and issued the following securities:

          (1) On December 4, 1998, Ashford.com issued 9,500,000 shares of Series A preferred stock to one accredited investor for aggregate consideration of approximately $3,245,000 in cash and conversion of a $755,000 note payable. The issuance of the shares of Series A preferred stock was made in a transaction exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

          (2) On April 17, 1999, Ashford.com issued 7,148,750 shares of Series B preferred stock to five accredited investors for aggregate consideration of approximately $29,096,000 in cash and conversion of a $1,004,000 note payable. The issuance of the shares of Series B preferred stock was made in a transaction exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

          (3) On July 8, 1999, Ashford.com issued 1,425,679 shares of Series C preferred stock to eight accredited investors for aggregate consideration of approximately $16,324,000 in cash. The issuance of the shares of Series C preferred stock was made in a transaction exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

          (4) Since inception through August 31, 1999, Ashford.com has issued an aggregate of 12,540,000 shares of common stock and 5,247,529 options to purchase shares of its common stock to a number of our employees, directors and consultants. These options and direct stock issuances have been issued in transactions exempt from registration under the Securities Act in reliance upon Rule 701 under the Securities Act.

     The recipients of securities in Items (1), (2) and (3) described above represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with Ashford.com, to information about Ashford.com.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         1.1**           -- Form of Underwriting Agreement.
         3.1**           -- Amended and Restated Certificate of Incorporation of the
                            Registrant.
         3.2**           -- Form of Amended and Restated Certificate of Incorporation
                            of the Registrant, to be filed after the closing of the
                            offering made pursuant to this Registration Statement.
         3.3**           -- By-laws of the Registrant, as currently in effect.
         3.4**           -- Form of Amended and Restated By-laws of the Registrant to be in effect after the closing of the offering made
                            pursuant to this Registration Statement.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         4.1**           -- Amended and Restated Investor Rights Agreement, dated
                            July 9, 1999, among the Registrant and the investors and
                            founders named therein.
         4.2**           -- Specimen Certificate of the Registrant's common stock.
         4.3             -- See Exhibits 3.1 and 3.2 for provisions of the Company's
                            Amended and Restated Articles of Incorporation defining
                            the rights of the holders of common stock.
         4.4             -- See Exhibits 3.3 and 3.4 for provisions of the Company's
                            By-laws defining the rights of holders of common stock.
         5.1**           -- Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                            Hachigian, LLP, counsel to the Registrant.
        10.1**           -- Form of Indemnification Agreement entered into between
                            the Registrant and its directors and officers.
        10.2**           -- 1998 Stock Incentive Plan.
        10.3**           -- 1999 Equity Incentive Plan.
        10.4**           -- 1999 Employee Stock Purchase Plan.
        10.5+**          -- Watch Merchant Program Advertising and Promotion
                            Agreement dated February 26, 1999 between the Registrant
                            and Yahoo!, Inc.
        10.6**           -- Office Lease dated July 23, 1999 between the Registrant and Crescent Real Estate Funding III, L.P.
        10.7**           -- Employment Agreement dated May 10, 1999 between the
                            Registrant and Kenneth E. Kurtzman.
        10.8**           -- Employment Agreement dated November 28, 1998 between the
                            Registrant and James H. Whitcomb, Jr.
        10.9+            -- Fashion Accessories Program Advertising and Promotion
                            Agreement dated August 11, 1999 between the Registrant
                            and Yahoo!, Inc.
        10.10+**         -- Advertising Agreement dated July 30, 1999 between
                            Registrant and America Online, Inc.
        10.11**          -- Credit Agreement dated August 9, 1999 between the
                            Registrant and Chase Bank of Texas, National Association.
        21.1**           -- List of Subsidiaries of the Registrant.
        23.1             -- Consent of Arthur Andersen LLP, independent public
                            accountants.
        23.2             -- Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                            Hachigian, LLP, counsel to the Registrant. Reference is
                            made to Exhibit 5.1.
        24.1**           -- Power of Attorney.
        24.2**           -- Power of Attorney signed by Ms. Nicholas.
        27.1**           -- Financial Data Schedule.
        99.1**           -- Consent of International Data Corporation.
        99.2**           -- Consent of Data Monitor.
        99.3**           -- Consent of Global Industry Analysts.


---------------

** Previously filed.

 + Confidential treatment requested as to certain portions of this exhibit and the omitted portions have been filed with the Securities and Exchange Commission.

(b) FINANCIAL STATEMENT SCHEDULE

     Schedule II -- Valuations and Qualifying accounts.

     Schedules not listed above have been omitted because the information required to be shown therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     The purpose of this Amendment No. 5 is solely to file a revised Exhibit
10.9



     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of September, 1999.


                                            ASHFORD.COM, INC.

                                            By:  /s/ KENNETH E. KURTZMAN
                                              ----------------------------------
                                                     Kenneth E. Kurtzman
                                                   Chief Executive Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                 /s/ J. ROBERT SHAW*                   Chairman of the Board                September 22, 1999
-----------------------------------------------------
                   J. Robert Shaw

               /s/ KENNETH E. KURTZMAN                 Chief Executive Officer, Director    September 22, 1999
-----------------------------------------------------    (Principal Executive Officer)
                 Kenneth E. Kurtzman

                  /s/ DAVID F. GOW*                    Vice President, Finance and Chief    September 22, 1999
-----------------------------------------------------    Financial Officer (Principal
                    David F. Gow                         Financial and Accounting
                                                         Officer)

             /s/ JAMES H. WHITCOMB, JR.*               President and Chief Operating        September 22, 1999
-----------------------------------------------------    Officer, Director
               James H. Whitcomb, Jr.

                /s/ KEVIN R. HARVEY*                   Director                             September 22, 1999
-----------------------------------------------------
                   Kevin R. Harvey

              /s/ COLOMBE M. NICHOLAS*                 Director                             September 22, 1999
-----------------------------------------------------
                 Colombe M. Nicholas

            *By: /s/ KENNETH E. KURTZMAN
  ------------------------------------------------
                 Kenneth E. Kurtzman
                  Attorney-in-Fact
            Pursuant to Power of Attorney

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have audited in accordance with generally accepted auditing standards, the financial statements of Ashford.com, Inc. included in the Form S-1 Registration Statement and have issued our report thereon dated July 9, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. This Schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This Schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/  Arthur Andersen LLP

Houston, Texas
July 9, 1999

                   ASHFORD.COM, INC. -- SCHEDULE II VALUATION
                            AND QUALIFYING ACCOUNTS

                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                                                                  BALANCE
                                      BALANCE AT THE    AMOUNTS                      AT
                                       BEGINNING OF    CHARGED TO                THE END OF
DESCRIPTION                                YEAR         EXPENSE     DEDUCTIONS      YEAR
-----------                           --------------   ----------   ----------   ----------

March 31, 1999:
  Allowance for Inventory
     Obsolescence...................       $--            $100         $--          $100
  Allowance for Warranty Costs......        --              40          (4)           36

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         1.1**           -- Form of Underwriting Agreement.
         3.1**           -- Amended and Restated Certificate of Incorporation of the
                            Registrant.
         3.2**           -- Form of Amended and Restated Certificate of Incorporation
                            of the Registrant, to be filed after the closing of the
                            offering made pursuant to this Registration Statement.
         3.3**           -- By-laws of the Registrant, as currently in effect.
         3.4**           -- Form of Amended and Restated By-laws of the Registrant to be in effect after the closing of the offering made
                            pursuant to this Registration Statement.
         4.1**           -- Amended and Restated Investor Rights Agreement, dated
                            July 9, 1999, among the Registrant and the investors and
                            founders named therein.
         4.2**           -- Specimen Certificate of the Registrant's common stock.
         4.3             -- See Exhibits 3.1 and 3.2 for provisions of the Company's
                            Amended and Restated Articles of Incorporation defining
                            the rights of the holders of common stock.
         4.4             -- See Exhibits 3.3 and 3.4 for provisions of the Company's
                            By-laws defining the rights of holders of common stock.
         5.1**           -- Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                            Hachigian, LLP, counsel to the Registrant.
        10.1**           -- Form of Indemnification Agreement entered into between
                            the Registrant and its directors and officers.
        10.2**           -- 1998 Stock Incentive Plan.
        10.3**           -- 1999 Equity Incentive Plan.
        10.4**           -- 1999 Employee Stock Purchase Plan.
        10.5+**          -- Watch Merchant Program Advertising and Promotion
                            Agreement dated February 26, 1999 between the Registrant
                            and Yahoo!, Inc.
        10.6**           -- Office Lease dated July 23, 1999 between the Registrant and Crescent Real Estate Funding III, L.P.
        10.7**           -- Employment Agreement dated May 10, 1999 between the
                            Registrant and Kenneth E. Kurtzman.
        10.8**           -- Employment Agreement dated November 28, 1998 between the
                            Registrant and James H. Whitcomb, Jr.
        10.9+            -- Fashion Accessories Program Advertising and Promotion
                            Agreement dated August 11, 1999 between the Registrant
                            and Yahoo!, Inc.
        10.10+**         -- Advertising Agreement dated July 30, 1999 between
                            Registrant and America Online, Inc.
        10.11**          -- Credit Agreement dated August 9, 1999 between the
                            Registrant and Chase Bank of Texas, National Association
        21.1**           -- List of Subsidiaries of the Registrant.
        23.1             -- Consent of Arthur Andersen LLP, independent public
                            accountants.
        23.2             -- Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                            Hachigian, LLP, counsel to the Registrant. Reference is
                            made to Exhibit 5.1.
        24.1**           -- Power of Attorney.
        24.2**           -- Power of Attorney signed by Ms. Nicholas.
        27.1**           -- Financial Data Schedule.
        99.1**           -- Consent of International Data Corporation.
        99.2**           -- Consent of Data Monitor.
        99.3**           -- Consent of Global Industry Analysts.


---------------

** Previously filed.

 + Confidential treatment requested as to certain portions of this exhibit and the omitted portions have been filed with the Securities and Exchange Commission.